UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2011

Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828

(Address of principal executive offices)	(Zip Code)

(210) 626-6000
(Registrant’s telephone number,
including area code)

Not Applicable
(Former name or former address, if
changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Tesoro Corporation Executive Severance and Change in Control Plan

On January 12, 2011, the Board of Directors of Tesoro Corporation (the “Company”) approved and adopted a new Severance and Change-in-Control Plan (the “Plan”) effective January 12, 2011. The Plan reduces uncertainty to select executives of the Company and its subsidiaries in the event of certain fundamental events involving the control or existence of the Company as well as provides a benefit in the event of the termination of employment of certain executives, including G. Scott Spendlove, Senior Vice President, Chief Financial Officer and Treasurer, under certain conditions that are beyond the executive’s control.  The Plan does not impact employees who are covered by a separate change-in-control agreement.  The Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Tesoro Corporation Supplemental Executive Retirement Plan

On January 12, 2011, the Company's Board of Directors also approved and adopted a new Supplemental Executive Retirement Plan (the “Retirement Plan”) effective January 12, 2011. The Retirement Plan is a non-qualified pension plan that provides eligible participants supplemental pension benefits in excess of those earned under the Company’s qualified pension plan.  Currently there are no Company employees eligible to participate in the Retirement Plan.  The Retirement Plan is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

     (d)   Exhibits.

10.1	Tesoro Corporation Executive Severance and Change in Control Plan effective January 12, 2011.
10.2	Tesoro Corporation Supplemental Executive Retirement Plan effective January 12, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2011

TESORO CORPORATION
By:	/s/ CHARLES S. PARRISH
Charles S. Parrish
Executive Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit Number	Description

10.1	Tesoro Corporation Executive Severance and Change in Control Plan effective January 12, 2011.
10.2	Tesoro Corporation Supplemental Executive Retirement Plan effective January 12, 2011.